Item 77Q1(a)(3)

The Amendment to the Declaration of Trust, for the Establishment and and Designation of Classes (Classes 529A, 529B and 529C) for MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund, each a series of Trust X, dated June 20, 2002 is contained in Post-Effective Amendment No. 39 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on June 25, 2002. Such document is incorporated herein by reference.